UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 12, 2014

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

677 Broadway, 2nd Floor

Albany, NY

(Address of Principal Executive Offices)

12207

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On March 13, 2014, Gleacher & Company, Inc. (the “Company”) announced in a press release the Company’s financial results for the period ended December 31, 2013.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.                                        Other Events.

On March 13, 2014, the Company announced that its Board of Directors has determined that it is in the best interests of the Company’s stockholders for the Company to dissolve, liquidate and distribute to stockholders its available assets. As previously announced, the Company has been engaged in a lengthy and intensive evaluation of potential strategic alternatives in order to preserve and maximize stockholder value.  Those potential alternatives included (i) pursuing a strategic transaction with a third party, such as a merger or sale of the Company; (ii) the reinvestment of the Company’s liquid assets in favorable opportunities; and (iii) dissolving the Company, winding down its remaining operations and distributing its net assets to its stockholders, after making appropriate reserves for liabilities and expenses. The Board of Directors and management, together with the Company’s advisors, devoted substantial time and effort in seeking, identifying and pursuing opportunities to enhance stockholder value; however, the process to date has not yielded any opportunities viewed by the Board as reasonably likely to provide greater realizable value to stockholders than the complete dissolution and liquidation of the Company.

The Company’s dissolution was unanimously approved by the Board of Directors on March 12, 2014, but is subject to stockholder approval.  The Company intends to present this proposal to its stockholders of record as of April 21, 2014 at the Company’s 2014 Annual Stockholders Meeting (the “2014 Annual Meeting”), currently scheduled for May 29, 2014.  The Company will file prescribed proxy materials with the Securities and Exchange Commission in advance of that meeting. In connection with the dissolution, the Company intends to distribute to its stockholders all available cash other than as may be required to pay expenses and pay or make reasonable provision for known and potential claims and obligations of the Company, as required by applicable law.  The Board of Directors’ decision contemplates an orderly wind down of the Company’s remaining business and operations, including the dissolution and winding-up of subsidiaries.  If approved by the Company’s stockholders, the Company intends to file a certificate of dissolution, pay, satisfy, resolve or make reasonable provisions for claims and obligations as well as anticipated costs associated with the Company’s dissolution and liquidation, and seek to convert its remaining assets into cash or cash equivalents as soon as reasonable, practicable and financially prudent.

If the Company’s stockholders approve the proposal, the Company currently expects to make an initial liquidating distribution to stockholders of approximately $20 million ($3.23 per share).  The Company expects to make this initial liquidating distribution as soon as practicable following receipt of stockholder approval and filing of a certificate of dissolution.  The amount of this initial distribution reflects the Company’s current liquid assets offset in part by provisions, or reserves, for future operating costs and expenses associated with dissolution and liquidation and, as required by law, for other known and potential claims and obligations. Delaware law requires that, in connection with a dissolution, the Company’s Board of Directors make reasonable provision for known and potential claims and obligations of the Company and maintain those reserves until resolution of such matters, and similar legal requirements apply to our subsidiaries.  The Board of Directors, in consultation with its advisors, has evaluated the liabilities, expenses, and known potential claims and obligations of the Company and its subsidiaries, as well as other matters, in order to estimate the amount that will be reserved.  Insofar as the reserves required by applicable law exceed, in the view of the Board of Directors, the ultimate amounts the Company will likely be required to pay creditors, the Board of Directors believes there is a reasonable possibility that a portion of the reserves will ultimately be distributed to stockholders.  The Board of Directors currently believes that these subsequent distributions could range between $40 million and $70 million ($6.47 and $11.32 per share), for a total aggregate distribution to stockholders ranging between $60 million and $90 million ($9.70 and $14.55 per share).  The Board will evaluate the Company’s reserves on a periodic basis and will approve liquidating distributions when and as it deems appropriate.  Additional liquidating distributions will be made to the extent the required contingency reserves are released and upon the Company’s non-cash assets being monetized, which would likely span a multi-year period.  Further details regarding anticipated future distributions will be disclosed in the Company’s proxy materials to be filed in connection with the Company’s 2014 Annual Meeting.

The amount distributable to stockholders, both initially and in total, may vary substantially from the amounts currently estimated based on many factors, including the resolution of outstanding known claims and obligations, the possible assertion of claims that are currently unknown to the Company, the ability to receive reasonable value when selling or otherwise monetizing its assets, including its investment in FA Technology Ventures L.P. (“FATV”), and costs incurred to wind down the Company’s business.  Further, if additional amounts are ultimately determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates.

Until such time, if any, as the stockholders approve the Company’s dissolution, and the Board of Directors decides, and instructs management, to proceed with a dissolution, the Company will continue to investigate and consider any feasible, alternative, value-creating transactions of which it becomes aware.  If prior to its dissolution the Company receives an offer for a transaction that, in the view of the Board, would be expected to provide superior value to stockholders than the value of the currently estimated distributions, taking into account factors that could affect valuation, including timing and certainty of payment or closing, proposed terms and other factors, the dissolution could be abandoned in favor of such a transaction, even if dissolution has been previously approved by the Company’s stockholders.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This current report is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Gleacher & Company, Inc.  In connection with the matters described in this current report, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND ITS PLAN OF DISSOLUTION AND LIQUIDATION.  Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s website at http://www.sec.gov.  In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date when it becomes available.  A free copy of the proxy statement when it becomes available and other documents filed with the SEC by the Company may also be obtained free of charge on the “Investor Relations” section of the Company’s website at www.gleacher.com or by directing a written request to:  Gleacher & Company, Inc., Attn:  Corporate Secretary, 677 Broadway, Albany, New York 12207.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed dissolution.  Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation will be included in the proxy statement filed by the Company with the SEC.

Special Note Regarding Forward-Looking Statements

This current report contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  These statements include, for example, the expectations regarding the Company’s proposed dissolution, further discussed below.  The Company’s forward-looking statements are subject to various risks and uncertainties, including the risks and other factors identified herein and in other public disclosures made by the Company from time to time, including in the Company’s periodic and current reports and other filings made by the Company with the Securities and Exchange Commission.  As a result, the Company’s actual results may differ materially from those expressed or implied by these forward-looking statements.  Readers are cautioned that these forward-looking statements, including, without limitation, statements regarding the dissolution and liquidation of the Company, the availability, amount or timing of liquidating distributions to stockholders, the adequacy of reserves established to satisfy the Company’s obligations, the belief that a substantial amount of the contingency reserves will ultimately be distributed to the stockholders and the possibility that an alternative, value-creating transaction may be proposed, and other statements contained herein that are not historical facts, are only estimates or predictions.  You are cautioned not to place undue reliance on any forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1 - Press Release of Gleacher & Company, Inc. dated March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

By:	/s/ Christopher J. Kearns
Name:	Christopher J. Kearns
Title:	Chief Restructuring Officer and
Chief Executive Officer

Dated:  March 13, 2014